SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
JANUARY 17, 2003

PAN PACIFIC RETAIL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-13243	33-0752457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1631-B SOUTH MELROSE DRIVE VISTA, CALIFORNIA	92083
(Address of principal executive offices)	(Zip Code)

(760) 727-1002
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2.    Acquisition Of Assets.

On January 17, 2003, pursuant to an Agreement and Plan of Merger dated as of November 5, 2002, by and among Pan Pacific Retail Properties, Inc., a Maryland corporation (“Pan Pacific”), MB Acquisition, Inc., a Maryland corporation and wholly-owned subsidiary of Pan Pacific (“MB Acquisition”), and Center Trust, Inc., a Maryland corporation (“Center Trust”), MB Acquisition merged with and into Center Trust, with Center Trust being the surviving corporation continuing as a wholly-owned subsidiary of Pan Pacific (the “Merger”). In the Merger, each issued and outstanding share of common stock, par value $ 0.01 per share, of Center Trust was converted into the right to receive 0.218 shares of common stock, par value $0.01 per share, of Pan Pacific (“Pan Pacific Common Stock”), with cash being paid in lieu of fractional shares of Pan Pacific Common Stock.

On January 21, 2003, Pan Pacific issued a press release regarding the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information And Exhibits.

(a)    Financial statements of business acquired.

The audited consolidated financial statements as of December 31, 2001 and 2000 and for each of the years in the three year period ended December 31, 2001 of Center Trust (incorporated by reference from Center Trust’s Annual Report on Form 10-K for the year ended December 31, 2001).

The unaudited consolidated financial statements as of September 30, 2002 for the three and nine months ended September 30, 2002 (incorporated by reference from Center Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

(b)    Pro forma financial information. The pro forma financial information as previously reported is incorporated by reference from Pan Pacific’s Registration Statement on Form S-4 (File No. 333-101376).

(c)    Exhibits

23.1    Consent of Deloitte & Touche LLP.

99.1    Press Release, dated January 21, 2003, issued by Pan Pacific Retail Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN PACIFIC RETAIL PROPERTIES, INC.

By:	/s/ JOSEPH B. TYSON
Name: Title:	Joseph B. Tyson Executive Vice President, Chief Financial Officer and Secretary

Dated:    January 29, 2003

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

23.1	Consent of Deloitte & Touche LLP.

99.1	Press Release, dated January 21, 2003, issued by Pan Pacific Retail Properties, Inc.